Exhibit 99.1
Company Contact
Ryan Hymel, EVP and Chief Financial Officer
(571) 529-6113

Playa Hotels & Resorts N.V. Reports Fourth Quarter and Full Year 2018 Results

Fairfax, VA, February 28, 2019 – Playa Hotels & Resorts N.V. (the “Company”) (NASDAQ: PLYA) today announced results of operations for the three months and year ended December 31, 2018.

Three Months Ended December 31, 2018 Results

▪	Net Loss was $14.2 million compared to a Net Loss of $11.7 million in 2017

▪	Adjusted Net Loss(1) was $0 million compared to Adjusted Net Income of $12.5 million in 2017

▪	Comparable Net Package RevPAR increased 1.3% over 2017 to $188.02

▪	Net Package RevPAR decreased 1.1% over 2017 to $183.59, driven by a 0.8% decrease in Net Package ADR and a 20 basis points decrease in Occupancy

▪	Owned Resort EBITDA increased 18.3% over 2017 to $45.3 million

▪	Owned Resort EBITDA Margin of 31.1% remained the same as 2017

▪	Adjusted EBITDA increased 19.5% over 2017 to $37.1 million

▪	Adjusted EBITDA Margin increased 0.3 percentage points over 2017 to 25.4%

Year Ended December 31, 2018 Results

▪	Net Income was $19.0 million compared to a Net Loss of $0.2 million in 2017

▪	Adjusted Net Income(1) was $38.7 million compared to Adjusted Net Income of $48.3 million in 2017

▪	Comparable Net Package RevPAR increased 0.6% over 2017 to $210.49

▪	Net Package RevPAR decreased 1.6% over 2017 to $205.83, driven by a 2.0% decrease in Net Package ADR, and partially offset by a 40 basis points increase in Occupancy

▪	Owned Resort EBITDA increased 5.7% over 2017 to $213.1 million

▪	Owned Resort EBITDA Margin decreased 1.2 percentage points from 2017 to 35.7%

▪	Adjusted EBITDA increased 4.8% over 2017 to $179.0 million

▪	Adjusted EBITDA Margin decreased 1.4 percentage points over 2017 to 29.9%

(1)	Adjusted Net Income/(Loss) excludes special items, which are those items deemed not to be reflective of ongoing operations.

Recent Developments

▪
In November 2018, two Playa resorts totaling 1,269 rooms, THE Royal Playa del Carmen and the Dreams La Romana, were rebranded to Hilton all-inclusive resorts and have begun extensive renovations which will be completed in the fourth quarter of 2019. Under our newly-formed strategic alliance with Hilton, there is potential for the conversion and management of eight additional resorts by 2025. The rebranded properties will allow guests to earn and redeem points through Hilton Honors.

▪
On December 17, 2018, we announced that the Company’s Board of Directors authorized the repurchase of up to $100.0 million of Playa's outstanding ordinary shares as market conditions and the Company’s liquidity warrant. During the fourth quarter of 2018, we purchased 47,241 of our ordinary shares at an average price of $6.65 per share. During 2019, we purchased 172,899 of our ordinary shares at an average price of $7.66 per share. As of February 22, 2019, there was approximately $98.4 million remaining under our share repurchase authorization.

“We celebrated many milestones in 2018. We significantly increased the long term growth potential of the Company and expanded our total addressable market. We committed significant capital to grow our flagship Hyatt Ziva and Zilara brands, we partnered with another world class globally recognized hotel brand, Hilton, and we increased the range of destinations and price points we offer our customers. We also leveraged technology to enhance our level of direct customer engagement and reduced customer acquisition costs.
As much as 2018 was a pivotal year for Playa, 2019 will be transformational.

In just nine short months, our cash flow from operations will step function higher and our capital investment needs will diminish, leading to rapid deleveraging in 2020 following the grand openings of five of our flagship resorts, the $250 million Hyatt Ziva & Zilara Cap Cana, the Hilton Playa del Carmen All-Inclusive Resort, the Hilton La Romana All-Inclusive Family Resort and the Hilton La Romana All-Inclusive Adult Resort, bringing new and sidelined EBITDA into production.

Although our core earnings power will look dramatically different at Playa in just a few quarters, given our material capex projects currently underway, the choppy macro economic indicators, and the pull back in our share price, we view 2019 as a period for prudence. After a detailed and thorough review, our Board of Directors has decided to delay all previously contemplated, but not yet board approved, projects by at least one year, protecting liquidity and providing funds to capitalize on short-term dislocations in the market price of our shares.”

– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

Financial and Operating Results

The following table sets forth information with respect to our Occupancy, Net Package ADR, Net Package RevPAR, Total Net Revenue, Owned Net Revenue, Owned Resort EBITDA, Corporate Expenses, and Adjusted EBITDA for the three months and years ended December 31, 2018 and 2017 for our total portfolio and comparable portfolio:
Total Portfolio

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change		2018	2017	Change
Occupancy	77.8%	78.0%	(0.2	)pts	81.8%	81.4%	0.4	pts
Net Package ADR	$235.97	$237.86	(0.8)%		$251.76	$256.93	(2.0)%
Net Package RevPAR	$183.59	$185.59	(1.1)%		$205.83	$209.27	(1.6)%
Total Net Revenue (1)	$146,023	$123,491	18.2%		$598,609	$546,211	9.6%
Owned Net Revenue (2)	$145,809	$123,360	18.2%		$597,549	$546,068	9.4%
Owned Resort EBITDA (3)	$45,326	$38,317	18.3%		$213,062	$201,482	5.7%
Owned Resort EBITDA Margin	31.1%	31.1%	—%		35.7%	36.9%	(1.2	)pts
Other corporate - unallocated	$8,455	$7,403	14.2%		$34,786	$30,757	13.1%
Management Fee Revenue	$252	$140	80.0%		$755	$140	439.3%
Adjusted EBITDA (4)	$37,123	$31,054	19.5%		$179,031	$170,865	4.8%
Adjusted EBITDA Margin	25.4%	25.1%	0.3	pts	29.9%	31.3%	(1.4	)pts
Comparable Portfolio

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change		2018	2017	Change
Occupancy	78.4%	78.0%	0.4	pts	82.3%	81.4%	0.9	pts
Net Package ADR	$239.89	$237.86	0.9%		$255.83	$256.93	(0.4)%
Net Package RevPAR	$188.02	$185.59	1.3%		$210.49	$209.27	0.6%
Total Net Revenue (1)	$124,406	$123,491	0.7%		$547,773	$546,211	0.3%
Owned Net Revenue (2)	$124,191	$123,360	0.7%		$546,712	$546,068	0.1%
Owned Resort EBITDA (3)	$42,253	$38,317	10.3%		$202,629	$201,482	0.6%
Owned Resort EBITDA Margin	34.0%	31.1%	2.9	pts	37.1%	36.9%	0.2	pts
Other corporate - unallocated	$8,455	$7,403	14.2%		$34,786	$30,757	13.1%
Management Fee Revenue	$252	$140	80.0%		$755	$140	439.3%
Adjusted EBITDA (4)	$34,049	$31,054	9.6%		$168,598	$170,865	(1.3)%
Adjusted EBITDA Margin	27.4%	25.1%	2.3	pts	30.8%	31.3%	(0.5	)pts

(1)
Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees in Mexico and Jamaica, as well as revenue from other goods, services and amenities not included in the all-inclusive package. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to total revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

(2)	Owned Net Revenue excludes Management Fee Revenue, Jamaica delayed opening accrual reversal and MICE (meetings, incentives, conventions and events) income.

(3)
A description of how we compute Owned Resort EBITDA and a reconciliation of Net Income to Owned Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

(4)
A description of how we compute Adjusted EBITDA and a reconciliation of Net Income to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

Balance Sheet

As of December 31, 2018, the Company held $116.4 million in cash and cash equivalents. Total interest-bearing debt was $996.5 million, comprised of our term loan secured debt due 2024. Effective March 29, 2018, we entered into two interest rate swaps to fix LIBOR at 2.85% on $800.0 million of our Term Loan B. As of December 31, 2018, there were no amounts outstanding on the Company’s $100.0 million Revolving Credit Facility.
To date, we have spent $141.9 million on the development of our new 750-room Hyatt Ziva and Hyatt Zilara Cap Cana, inclusive of land costs. Adjusting for this construction in progress spending, our net leverage stood at 4.1x as of December 31, 2018.

In 2019, we anticipate spending a total of approximately $185.0 million in capital expenditures, which breaks out as follows: approximately $50.0 million to complete the Hilton conversions, approximately $115.0 million to finish the construction of Hyatt Ziva and Zilara Cap Cana, and approximately $20.0 million in maintenance capital expenditures. All development and rebranding projects currently remain on-time and on-budget with anticipated openings in the fourth quarter of 2019.

In January 2019, Playa and its Board of Directors undertook a detailed and thorough analysis of all previously contemplated but not yet approved capital expenditure projects. We concluded that it would be in the Company’s best interest in 2019 to focus our cash flow and balance sheet capacity on our three capital expenditure projects currently underway and share repurchases. As a result, we have decided to delay the ground-up development of a new tower at the Hyatt Ziva Cancun, as well as the remodels and expansions of the Hyatt Zilara Cancun and the Hilton Rose Hall Resort & Spa, by at least one year.

Guidance

Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company expects Adjusted EBITDA for the full year 2019 to be as follows:

	Low End	High End
Adjusted EBITDA	$165.0 million	$175.0 million

Our 2019 outlook is predicated on the following assumptions:

•	Comparable revenue growth: slightly negative to slightly positive;

•	$25 - $30 million of forgone EBITDA owing to the rebranding and renovations at the Hilton La Romana All-Inclusive Resorts and the Hilton Playa del Carmen All-Inclusive Resort;

•	$4 million in incremental electricity costs year-over-year;

•	$1 - $2 million in incremental property-level environmental taxes and minimum wage related increases;

•	A full year contribution from the Sagicor portfolio, which we acquired in June of 2018;

•	Potential future acquisitions, dispositions, or management agreement changes are explicitly excluded from our outlook.

The Company is not able to provide a reconciliation of our 2019 Adjusted EBITDA outlook to our anticipated 2019 U.S. GAAP net income as we are unable to reasonably estimate the impact of changes in fair value related to our interest rate swaps that is recorded within interest expense, which could be significant.

Earnings Call

The Company will host a conference call to discuss its fourth quarter and annual results on Friday, March 1, 2019 at 9:00 a.m. (Eastern Daylight Time). The conference call can be accessed by dialing (833) 683-7154 for domestic participants and (409) 983-9744 for international participants. The conference ID number is 2095046. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Friday, March 1, 2019. This replay will run through Friday, March 8, 2019. The access number for a taped replay of the conference call is (855) 859-2056 or (404) 537-3406 using the same conference ID number. There will also be a webcast of the conference call accessible on the Company’s investor relations website at www.investors.playaresorts.com.

To facilitate a greater understanding of our fourth quarter results, and Playa’s overall strategy, we have posted two supplemental decks to the Events & Presentations section of our investor relations website which can be found at www.investors.playaresorts.com.
About the Company

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns and/or manages a total portfolio consisting of 21 resorts (7,908 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages the Hyatt Zilara Cancun, Hyatt Ziva Cancun, Panama Jack Resorts Cancun, Panama Jack Resorts Playa del Carmen, Hilton Playa del Carmen All-Inclusive Resort, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages the Hyatt Zilara Rose Hall, the Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Dunn’s River Beach Resort & Spa, Jewel Grande Montego Bay Resort & Spa, Jewel Runaway Bay Beach & Golf Resort and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, Playa owns and manages the Hilton La Romana All-Inclusive Family Resort and the Hilton La Romana All-Inclusive Adult Resort. Playa also owns four resorts in Mexico and the Dominican Republic that are managed by a third party and Playa manages the Sanctuary Cap Cana in the Dominican Republic.
Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Playa’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Playa’s Annual Report on Form 10-K, filed with the SEC on February 28, 2019, as such factors may be updated from time to time in Playa’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. While forward-looking statements reflect Playa’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Playa (or to third parties making the forward-looking statements).

Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy
“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties during a given period. Occupancy levels also enable us to optimize Net Package ADR (as defined below) by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.

Net Package Average Daily Rate (“Net Package ADR”)
“Net Package ADR” represents total Net Package Revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry, and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.

Net Package Revenue per Available Room (“Net Package RevPAR”)
“Net Package RevPAR” is the product of Net Package ADR and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance measure in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.

Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue
“Net Package Revenue” is derived from the sale of all-inclusive packages, which include room accommodations, food and beverage services, kids club and entertainment activities, net of compulsory tips paid to employees in Mexico and Jamaica. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Revenue is recognized, net of discounts and rebates, when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized.

“Net Non-package Revenue” represents all other revenues earned from the operations of our resorts, other than Net Package Revenue, net of compulsory tips paid to employees in Mexico and Jamaica. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net Non-package Revenue includes revenue associated with guests' purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package. Revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed.

“Owned Net Revenue” represents Net Package Revenue and Net Non-Package Revenue. Owned Net Revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition. In analyzing our Owned Net Revenues, our management differentiates between Net Package Revenue and Net Non-package Revenue. Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day.

“Management Fee Revenue” is derived from fees earned for managing hotels owned by third-parties. The fees earned are typically composed of a base fee, which is computed as a percentage of resort revenue, and an incentive fee, which is computed as a percentage of resort profitability. Management Fee Revenue was immaterial to our operations for the three months and years ended December 31, 2018 and 2017, but we expect Management Fee Revenue to be a more relevant indicator to assess the overall performance of our business in the future as we enter into more management contracts.

“Total Net Revenue” represents Net Package Revenue, Net Non-package Revenue and Management Fee Revenue. “Cost Reimbursements” is excluded from Total Net Revenue as it is not considered a key indicator of financial and operating performance. Cost reimbursements is derived from the reimbursement of certain costs incurred by Playa on behalf of resorts managed by Playa and owned by third parties. This revenue is fully offset by reimbursable costs and has no net impact on operating income or net income.

The following table shows a reconciliation of Total Net Revenue, Net Package Revenue, Net Non-Package Revenue and Management Fee Revenue to total revenue for the three months and years ended December 31, 2018 and 2017:
Total Portfolio

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net Package Revenue
Comparable Net Package Revenue	$106,036	$104,668	$470,960	$468,434
Non-comparable Net Package Revenue	18,409	—	43,850	—
Net Package Revenue	124,445	104,668	514,810	468,434

Net Non-package Revenue
Comparable Net Non-package Revenue	18,118	18,683	76,058	77,637
Non-comparable Net Non-package Revenue	3,208	—	6,986	—
Net Non-package Revenue	21,326	18,683	83,044	77,637

Management Fee Revenue
Comparable Management Fee Revenue	252	140	755	140
Non-comparable Management Fee Revenue	—	—	—	—
Management Fee Revenue	252	140	755	140

Total Net Revenue
Comparable Total Net Revenue	124,406	123,491	547,773	546,211
Non-comparable Total Net Revenue	21,617	—	50,836	—
Total Net Revenue	146,023	123,491	598,609	546,211
Compulsory tips	5,130	3,047	17,426	13,334
Cost reimbursements	629	—	978	—
Total revenue	$151,782	$126,538	$617,013	$559,545

Our comparable resorts for the years ended December 31, 2018 and 2017 exclude the following: Hilton Rose Hall Resort & Spa, Jewel Runaway Bay Beach & Golf Resort, Jewel Dunn’s River Beach Resort & Spa, and Jewel Paradise Cove Beach Resort & Spa, which we purchased on June 1, 2018.

EBITDA, Adjusted EBITDA, Owned Resort EBITDA, Adjusted EBITDA Margin and Owned Resort EBITDA Margin
We define EBITDA, a non-U.S. GAAP financial measure, as net (loss) income, determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:

▪	Other income (expense)

▪	Pre-opening expense

▪	Transaction expenses

▪	Severance expense

▪	Other tax expense

▪	Gain on property damage insurance proceeds

▪	Share-based compensation

▪	Loss on extinguishment of debt

▪	Non-service cost components of net periodic pension cost (benefit)

▪
Other items which may include, but are not limited to the following: management contract termination fees; gains or losses from legal settlements; repairs from hurricanes and tropical storms; impairment losses and Jamaica delayed opening accrual reversals.

We believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other expense, net), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, revenue from insurance policies, other than business interruption insurance policies, is infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time.
The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our “Board”) and management. In addition, the compensation committee of our Board determines the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.
We define Owned Resort EBITDA as Adjusted EBITDA before corporate expenses and Management Fee Revenue. EBITDA, Adjusted EBITDA and Owned Resort EBITDA are not a substitute for net (loss) income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define

Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these limitations, EBITDA, Adjusted EBITDA, and Owned Resort EBITDA should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented.
“Adjusted EBITDA Margin” represents Adjusted EBITDA as a percentage of Total Net Revenue. “Owned Resort EBITDA Margin” represents Owned Resort EBITDA as a percentage of Owned Net Revenue. We believe these margins provide our investors a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA and Owned Resort EBITDA useful.

Adjusted Net (Loss) Income
“Adjusted Net (Loss) Income” is a non-GAAP performance measure. We define Adjusted Net (Loss) Income as net (loss) income attributable to Playa Hotels & Resorts, determined in accordance with U.S. GAAP, excluding special items which are not reflective of our core operating performance, such as one-time expenses related to debt extinguishment and transaction expenses. We believe Adjusted Net (Loss) Income provides meaningful comparisons of ongoing operating results, by removing from net income the impact of items that do not reflect our normalized operations.
Adjusted Net (Loss) Income is not a substitute for net (loss) income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted Net (Loss) Income. For example, other companies in our industry may define Adjusted Net (Loss) Income differently than we do. As a result, it may be difficult to use Adjusted Net (Loss) Income or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these and other limitations, Adjusted Net (Loss) Income should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented in this release.

Playa Hotels & Resorts N.V.
Reconciliation of Net (Loss) Income to EBITDA, Adjusted EBITDA and Owned Resort EBITDA
($ in thousands)

The following is a reconciliation of our U.S. GAAP net (loss) income to EBITDA, Adjusted EBITDA and Owned Resort EBITDA for the three months and years ended December 31, 2018 and 2017:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net (loss) income	$(14,239)	$(11,683)	$18,977	$(241)
Interest expense	27,092	12,474	62,243	53,661
Income tax provision (benefit)	5,593	(11,054)	12,199	9,051
Depreciation and amortization	21,569	13,038	73,278	53,131
EBITDA	$40,015	$2,775	$166,697	$115,602

Other (income) expense (a)	(4,658)	1,704	(2,822)	1,078
Share-based compensation	1,044	962	6,116	3,765
Loss on extinguishment of debt	—	12,594	—	25,120
Pre-opening expense	234	—	321	—
Transaction expense (b)	1,937	10,515	9,615	21,708
Severance expense	—	—	333	442
Other tax expense (c)	376	1,180	1,633	1,778
Jamaica delayed opening accrual reversal (d)	—	(51)	(342)	(203)
Gain on property damage insurance proceeds (e)	(2,009)	—	(2,212)	—
Repairs from hurricanes and tropical storms (f)	—	1,042	—	1,807
Non-service cost components of net periodic pension benefit (cost) (g)	184	333	(308)	(232)
Adjusted EBITDA	37,123	31,054	179,031	170,865
Other corporate - unallocated	8,455	7,403	34,786	30,757
Management Fee Revenue	(252)	(140)	(755)	(140)
Owned Resort EBITDA	45,326	38,317	213,062	201,482
Less: Non-comparable Owned Resort EBITDA (h)	3,073	—	10,433	—
Comparable Owned Resort EBITDA	$42,253	$38,317	$202,629	$201,482

(a)	Represents changes in foreign exchange rates and other miscellaneous expenses or income.

(b)
Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts including the business combinations with Pace in 2017 and Sagicor in 2018; the redesign and build-out of our internal controls and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.

(c)
Relates primarily to a Dominican Republic asset/revenue tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is substantially similar to the income tax provision we eliminate from our calculation of EBITDA.

(d)
Represents a reversal on an expense accrual recorded in 2014 related to our future stay obligations provided to guests affected by the delayed opening of Hyatt Ziva and Hyatt Zilara Rose Hall. This reversal concluded in the first quarter of 2018.

(e)
Represents a portion of the insurance proceeds related to property insurance and not business interruption proceeds, which related to the impact of Hurricane Maria at the Dreams Punta Cana and Dreams Palm Beach and the impact of Hurricane Maria and Hurricane Irma at Hilton La Romana (formerly Dreams La Romana) during the third quarter of 2017.

(f)
Represents repair and maintenance expenses at Hyatt Ziva Los Cabos due to Tropical Storm Lidia, Dreams Punta Cana and Dreams Palm Beach due to Hurricane Maria for $0.4 million, $1.0 million and $0.4 million respectively. These are expenses incurred that are not covered by insurance claims or offset by insurance proceeds.

(g)
Represents the non-service cost components of net periodic pension benefit (cost) recorded within other (income) expense in the Consolidated Statements of Operations and Comprehensive Income (Loss). Previously, these expenses were presented within direct expense. We include these benefits (costs) for the purposes of calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.

(h)	Adjusted EBITDA for the Sagicor resorts.

Playa Hotels & Resorts N.V.
Reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income
($ in thousands)

The following table reconciles our net (loss) income to Adjusted Net (Loss) Income for the three months and years ended December 31, 2018 and 2017:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net (loss) income	$(14,239)	$(11,683)	$18,977	$(241)
Reconciling items
Transaction expense (a)	1,937	10,515	9,615	21,708
Loss on extinguishment of debt (b)	—	12,594	—	25,120
Change in fair value of interest rate swaps (c)	14,326	—	12,468	—
Gain on property damage insurance proceeds (d)	(2,009)	—	(2,212)	—
Repairs from hurricanes and tropical storms (e)	—	1,042	—	1,807
Total reconciling items before tax	14,254	24,151	19,871	48,635
Income tax provision for reconciling items	(61)	—	(150)	(131)
Total reconciling items after tax	14,193	24,151	19,721	48,504
Adjusted Net (Loss) Income	$(46)	$12,468	$38,698	$48,263
The following table presents the impact of Adjusted Net (Loss) Income on our net (loss) income available to ordinary shareholders and diluted (losses) earnings per share for the three months and years ended December 31, 2018 and 2017:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net (loss) income available to ordinary shareholders	$(14,239)	$(11,683)	$18,977	$(9,042)
Total reconciling items after tax	14,193	24,151	19,721	48,504
Allocation of adjusted net income to preferred shareholders	—	—	—	(3,037)
Adjusted net (loss) income available to ordinary shareholders	$(46)	$12,468	$38,698	$36,425

(Losses) earnings per share - Diluted	$(0.11)	$(0.11)	$0.16	$(0.09)
Total reconciling items impact per diluted share	0.11	0.22	0.16	0.50
Allocation of reconciling items to preferred shareholders impact per diluted share (f)	—	—	—	(0.03)
Adjusted earnings per share - Diluted	$—	$0.11	$0.32	$0.38

(a)
Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts including the business combinations with Pace in 2017 and Sagicor in 2018; the redesign and build-out of our internal controls and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.

(b)	Represents the loss on extinguishment from the refinancings of our Term Loan during 2017.

(c)
Represents the change in fair value, excluding interest paid and accrued, of our interest rate swaps recognized as interest expense in our Consolidated Statements of Operations and Comprehensive Income (Loss)

(d)
Represents a portion of the insurance proceeds related to property insurance and not business interruption proceeds, which related to the impact of Hurricane Maria at the Dreams Punta Cana and Dreams Palm Beach and the impact of Hurricane Maria and Hurricane Irma at Hilton La Romana (formerly Dreams La Romana) during the third quarter of 2017.

(e)
Represents repair and maintenance expenses at Hyatt Ziva Los Cabos due to Tropical Storm Lidia, Dreams Punta Cana and Dreams Palm Beach due to Hurricane Maria for $0.4 million, $1.0 million and $0.4 million respectively. These are expenses incurred that are not covered by insurance claims or offset by insurance proceeds.

(f)	Represents the net impact per diluted share resulting from the allocation of adjusted net income to preferred shareholders.

Playa Hotels & Resorts N.V.
Consolidated Balance Sheets
($ in thousands, except share data)

	As of December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$116,353	$117,229
Trade and other receivables, net	64,770	51,527
Accounts receivable from related parties	6,430	1,495
Inventories	15,390	11,309
Prepayments and other assets	32,617	35,056
Property and equipment, net	1,808,412	1,466,326
Goodwill	83,656	51,731
Other intangible assets	6,103	2,087
Deferred tax assets	1,427	1,063
Total assets	$2,135,158	$1,737,823
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade and other payables	$159,600	$139,528
Payables to related parties	4,320	2,966
Income tax payable	1,899	1,090
Debt	989,387	898,215
Derivative financial instruments	12,476	—
Other liabilities	21,602	19,394
Deferred tax liabilities	106,033	77,081
Total liabilities	1,295,317	1,138,274
Commitments and contingencies
Shareholders' equity
Ordinary shares (par value €0.10; 500,000,000 shares authorized, 130,494,734 shares issued and 130,440,126 shares outstanding as of December 31, 2018, and 110,305,064 shares issued and 110,297,697 shares outstanding as of December 31, 2017)	14,161	11,803
Treasury shares (at cost, 54,608 shares as of December 31, 2018 and 7,367 shares as of December 31, 2017)	(394)	(80)
Paid-in capital	992,297	773,194
Accumulated other comprehensive loss	(3,658)	(3,826)
Accumulated deficit	(162,565)	(181,542)
Total shareholders' equity	839,841	599,549
Total liabilities and shareholders' equity	$2,135,158	$1,737,823

Playa Hotels & Resorts N.V.
Consolidated Statements of Operations and Comprehensive (Loss) Income
($ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue:
Package	$129,463	$107,673	$532,090	$481,175
Non-package	21,438	18,725	83,190	78,230
Management fees	252	140	755	140
Cost reimbursements	629	—	978	—
Total revenue	151,782	126,538	617,013	559,545
Direct and selling, general and administrative expenses:
Direct	89,338	78,481	340,080	310,048
Selling, general and administrative	28,233	31,463	115,975	108,176
Pre-opening	234	—	321	—
Depreciation and amortization	21,569	13,038	73,278	53,131
Reimbursed costs	629	—	978	—
Gain on insurance proceeds	(2,009)	(479)	(4,216)	(479)
Direct and selling, general and administrative expenses	137,994	122,503	526,416	470,876
Operating income	13,788	4,035	90,597	88,669
Interest expense	(27,092)	(12,474)	(62,243)	(53,661)
Loss on extinguishment of debt	—	(12,594)	—	(25,120)
Other income (expense)	4,658	(1,704)	2,822	(1,078)
Net (loss) income before tax	(8,646)	(22,737)	31,176	8,810
Income tax (provision) benefit	(5,593)	11,054	(12,199)	(9,051)
Net (loss) income	(14,239)	(11,683)	18,977	(241)
Other comprehensive (loss) income, net of taxes:
Benefit obligation gain (loss)	194	(76)	168	(107)
Other comprehensive gain (loss)	194	(76)	168	(107)
Total comprehensive (loss) income	$(14,045)	$(11,759)	$19,145	$(348)
Dividends of cumulative redeemable preferred shares	—	—	—	(7,922)
Non-cash dividend to warrant holders	—	—	—	(879)
Net (loss) income available to ordinary shareholders	$(14,239)	$(11,683)	$18,977	$(9,042)
(Losses) earnings per share - Basic	$(0.11)	$(0.11)	$0.16	$(0.09)
(Losses) earnings per share - Diluted	$(0.11)	$(0.11)	$0.16	$(0.09)
Weighted average number of shares outstanding during the period - Basic	130,477,919	110,304,744	122,150,851	96,896,498
Weighted average number of shares outstanding during the period - Diluted	130,477,919	110,304,744	122,418,500	96,896,498

Playa Hotels & Resorts N.V.
Consolidated Debt Summary - As of December 31, 2018
($ in millions)

	Maturity			Applicable Rate	LTM Interest (4)
Debt	Date	# of Years	Balance
Revolving credit facility (1)	Apr-22	3.3	$—	0.5%	$0.4
Term loan (2)	Apr-24	5.3	996.5	5.5%	52.8
Total debt			$996.5	5.5%	$53.2
Less: cash and cash equivalents (3)			(116.4)
Net debt (Face)			$880.1
Less: Cap Cana Spending			(141.9)
Adjusted net debt			$738.2

(1)
As of December 31, 2018, the total borrowing capacity under our revolving credit facility was $100.0 million. The interest rate on outstanding balances of our revolving credit facility is L+300 bps with no LIBOR floor. As of December 31, 2018, the commitment fee on undrawn balances of our revolving credit facility is 0.5%.

(2)
The interest rate on our term loan is L+275 bps with a LIBOR floor of 1%. The interest rate was 5.27% as of December 31, 2018, which includes the LIBOR rate that was locked in on December 31, 2018 for the one-month period of December 31, 2018 to January 31, 2019. Effective March 29, 2018, we entered into two interest rate swaps to mitigate the long term interest rate risk inherent in our variable rate Term Loan. The interest rate swaps have an aggregate fixed notional value of $800.0 million. The fixed rate paid by us is 2.85% and the variable rate received resets monthly to the one-month LIBOR rate.

(3)	Based on cash balances on hand as of December 31, 2018.

(4)	Represents last twelve months interest expense and commitment fees and does not include amortization on deferred financing costs or the discount on debt.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Three Months Ended December 31, 2018 and 2017

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2018	2017	Pts Change		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	Pts Change
Yucatàn Peninsula	2,708	83.9%	82.9%	1.0	pts	$249.15	$247.61	0.6%	$209.16	$205.38	1.8%	$59,368	$59,738	(0.6)%	$24,070	$20,684	16.4%	40.5%	34.6%	5.9	pts
Pacific Coast	926	75.9%	75.6%	0.3	pts	274.03	263.73	3.9%	207.88	199.30	4.3%	21,236	20,142	5.4%	7,711	7,004	10.1%	36.3%	34.8%	1.5	pts
Dominican Republic	1,876	74.4%	73.8%	0.6	pts	163.54	175.49	(6.8)%	121.73	129.52	(6.0)%	25,644	27,191	(5.7)%	6,054	6,243	(3.0)%	23.6%	23.0%	0.6	pts
Jamaica	1,946	73.2%	73.0%	0.2	pts	268.62	340.38	(21.1)%	196.67	248.35	(20.8)%	39,561	16,289	142.9%	7,491	4,386	70.8%	18.9%	26.9%	(8.0	)pts
Total Portfolio	7,456	77.8%	78.0%	(0.2	)pts	$235.97	$237.86	(0.8)%	$183.59	$185.59	(1.1)%	$145,809	$123,360	18.2%	$45,326	$38,317	18.3%	31.1%	31.1%	—%

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2018	2017	Pts Change		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	Pts Change
Yucatàn Peninsula	2,708	83.9%	82.9%	1.0	pts	$249.15	$247.61	0.6%	$209.16	$205.38	1.8%	$59,368	$59,738	(0.6)%	$24,070	$20,684	16.4%	40.5%	34.6%	5.9	pts
Pacific Coast	926	75.9%	75.6%	0.3	pts	274.03	263.73	3.9%	207.88	199.30	4.3%	21,236	20,142	5.4%	7,711	7,004	10.1%	36.3%	34.8%	1.5	pts
Dominican Republic	1,876	74.4%	73.8%	0.6	pts	163.54	175.49	(6.8)%	121.73	129.52	(6.0)%	25,644	27,191	(5.7)%	6,054	6,243	(3.0)%	23.6%	23.0%	0.6	pts
Jamaica	620	69.8%	73.0%	(3.2	)pts	382.20	340.38	12.3%	266.65	248.35	7.4%	17,943	16,289	10.2%	4,418	4,386	0.7%	24.6%	26.9%	(2.3	)pts
Total Comparable Portfolio	6,130	78.4%	78.0%	0.4	pts	$239.89	$237.86	0.9%	$188.02	$185.59	1.3%	$124,191	$123,360	0.7%	$42,253	$38,317	10.3%	34.0%	31.1%	2.9	pts
Highlights

Yucatán Peninsula

▪	Net Package RevPAR increased 1.8% over the comparable period in the prior year, driven by an increase in Net Package ADR of 0.6%, and an increase in Occupancy of 100 basis points.

▪	Owned Resort EBITDA increased $3.4 million or 16.4% over the prior year.

▪
This increase can be attributable to Hyatt Ziva Cancun, Panama Jack Playa del Carmen and Panama Jack Cancun, which accounted for a $5.6 million increase over the prior year. This was offset by the remaining properties within this segment, which accounted for a $2.2 million decrease. All properties within this segment have been affected by increased insurance premiums and energy costs year over year which contributed to a $1.3 million offset to the increase in Owned Resort EBITDA.

Pacific Coast

▪	Net Package RevPAR increased 4.3% over the comparable period in the prior year, driven by an increase in Net Package ADR of 3.9%, and an increase in Occupancy of 30 basis points.

▪	Owned Resort EBITDA increased $0.7 million or 10.1% over the prior year.

▪
This increase was attributable to both resorts in this segment. All properties within this segment have been affected by increased insurance premiums and energy costs year over year which contributed to a $0.4 million offset to the increase in Owned Resort EBITDA.

Dominican Republic

▪	Net Package RevPAR decreased 6.0% over the prior year, driven by a decrease in Net Package ADR of 6.8%, which was offset by an increase in Occupancy of 60 basis points.

▪	Owned Resort EBITDA decreased $0.2 million, or 3.0%, over the prior year.

▪
This decrease was due to the performance of Dreams Palm Beach and Dreams Punta Cana, which accounted for a $0.3 million decrease over prior year. This was offset by Hilton La Romana (formerly Dreams La Romana) which accounted for a $0.1 million increase. All properties within this segment have been affected by increased insurance premiums year over year which contributed to a $0.1 million offset to the increase in Owned Resort EBITDA.

Jamaica

▪
Net Package RevPAR decreased 20.8% over the prior year, driven by a decrease in Net Package ADR of 21.1%, which was partially offset by an increase in Occupancy of 20 basis points. The addition of the Sagicor properties led to a 26.2% decline in Net Package RevPAR in this segment.

▪	Owned Resort EBITDA increased $3.1 million, or 70.8%, over the prior year.

▪
The addition of the Sagicor resorts contributed to a $3.1 million increase in Owned Resort EBITDA. Owned Resort EBITDA and comparable Owned Resort EBITDA in Jamaica were negatively affected by $0.5 million in incremental electric and insurance headwinds as well as $0.3 million in fixed expenses related to the 88 room hotel tower at the Jewel Grande Montego Bay Resort & Spa that opened late in the quarter.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Years Ended December 31, 2018 and 2017

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2018	2017	Pts Change		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	Pts Change
Yucatàn Peninsula	2,708	86.2%	87.1%	(0.9	)pts	$269.49	$272.66	(1.2)%	$232.35	$237.49	(2.2)%	$259,393	$269,043	(3.6)%	$107,884	$113,754	(5.2)%	41.6%	42.3%	(0.7	)pts
Pacific Coast	926	76.5%	73.6%	2.9	pts	280.43	293.07	(4.3)%	214.53	215.80	(0.6)%	86,317	87,519	(1.4)%	31,038	34,246	(9.4)%	36.0%	39.1%	(3.1	)pts
Dominican Republic	1,876	82.2%	80.6%	1.6	pts	186.36	188.65	(1.2)%	153.13	152.13	0.7%	125,137	124,125	0.8%	41,228	37,506	9.9%	32.9%	30.2%	2.7	pts
Jamaica	1,946	75.8%	70.9%	4.9	pts	290.17	351.49	(17.4)%	219.97	249.03	(11.7)%	126,702	65,381	93.8%	32,912	15,976	106.0%	26.0%	24.4%	1.6	pts
Total Portfolio	7,456	81.8%	81.4%	0.4	pts	$251.76	$256.93	(2.0)%	$205.83	$209.27	(1.6)%	$597,549	$546,068	9.4%	$213,062	$201,482	5.7%	35.7%	36.9%	(1.2	)pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2018	2017	Pts Change		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	Pts Change
Yucatàn Peninsula	2,708	86.2%	87.1%	(0.9	)pts	$269.49	$272.66	(1.2)%	$232.35	$237.49	(2.2)%	$259,393	$269,043	(3.6)%	$107,884	$113,754	(5.2)%	41.6%	42.3%	(0.7	)pts
Pacific Coast	926	76.5%	73.6%	2.9	pts	280.43	293.07	(4.3)%	214.53	215.80	(0.6)%	86,317	87,519	(1.4)%	31,038	34,246	(9.4)%	36.0%	39.1%	(3.1	)pts
Dominican Republic	1,876	82.2%	80.6%	1.6	pts	186.36	188.65	(1.2)%	153.13	152.13	0.7%	125,137	124,125	0.8%	41,228	37,506	9.9%	32.9%	30.2%	2.7	pts
Jamaica	620	74.0%	70.9%	3.1	pts	381.67	351.49	8.6%	282.51	249.03	13.4%	75,865	65,381	16.0%	22,479	15,976	40.7%	29.6%	24.4%	5.2	pts
Total Comparable Portfolio	6,130	82.3%	81.4%	0.9	pts	$255.83	$256.93	(0.4)%	$210.49	$209.27	0.6%	$546,712	$546,068	0.1%	$202,629	$201,482	0.6%	37.1%	36.9%	0.2	pts
Highlights

Yucatán Peninsula

▪	Net Package RevPAR decreased 2.2% over the comparable period in the prior year, driven by a decrease in Net Package ADR of 1.2% and a decrease in Occupancy of 90 basis points.

▪	Owned Resort EBITDA decreased $5.9 million or 5.2% over the prior year.

▪
The Hyatt Ziva Cancun and Panama Jack Playa del Carmen were the only two resorts in the Yucatan to post positive EBITDA growth in 2018, an increase of $3.4 million year-over-year. The gains at the Hyatt Ziva Cancun and Panama Jack Playa del Carmen helped to partially offset the $9.3 million EBITDA decline at the other resorts in the region. All properties within this segment have been affected by increased insurance premiums and energy costs year over year which contributed to a $2.7 million decrease in Owned Resort EBITDA.

Pacific Coast

▪	Net Package RevPAR decreased 0.6% over the comparable period in the prior year, driven by a decrease in Net Package ADR of 4.3%, partially offset by a 290 basis point increase in Occupancy.

▪	Owned Resort EBITDA decreased $3.2 million or 9.4% over the prior year.

▪
Hyatt Ziva Los Cabos experienced declines owing to weaker group trends. Weakness at Hyatt Ziva Los Cabos was partially offset by a slight increase in EBITDA at Hyatt Ziva Puerto Vallarta. All properties within this segment have been affected by increased insurance premiums and energy costs year over year which contributed to a $1.1 million decrease in Owned Resort EBITDA.

Dominican Republic

▪	Net Package RevPAR increased 0.7% over the prior year, driven by an increase in Occupancy of 160 basis points, partially offset by a decrease in Net Package ADR of 1.2%.

▪	Owned Resort EBITDA increased $3.7 million, or 9.9%, over the prior year.

▪
This increase was due to increased Adjusted EBITDA by Hilton La Romana (formerly Dreams La Romana) and Dreams Punta Cana, which accounted for a $3.9 million increase over prior year. All properties within this segment have been affected by increased insurance premiums year over year which were a $0.2 million offset to the increase in Adjusted EBITDA.

Jamaica

▪
Net Package RevPAR decreased 11.7% over the prior year, driven by a decrease in Net Package ADR of 17.4%, which was partially offset by an increase in Occupancy of 490 basis points. The addition of the Sagicor resorts led to a 22.1% decline in Net Package RevPAR in this segment.

▪	Owned Resort EBITDA increased $16.9 million, or 106.0%, over the prior year.

▪
The addition of the Sagicor properties contributed to a $10.4 million increase in Owned Resort EBITDA. In addition to the Sagicor properties, a strong performance by Hyatt Ziva and Hyatt Zilara Rose Hall contributed to the remaining Owned Resort EBITDA increase. The Hyatt Ziva and Zilara Rose Hall continues to show positive results after completion of renovations in 2017. Owned Resort EBITDA and comparable Owned Resort EBITDA in Jamaica were negatively affected by $1.2 million in incremental electric and insurance headwinds as well as $0.7 million in fixed expenses related to the 88 room hotel tower at the Jewel Grande Montego Bay Resort & Spa which we acquired in June of 2018 as part of the Sagicor transaction, but did not open until December of 2018.

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